Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of February 5, 2019

among

CIMAREX ENERGY CO.,
as the Borrower,

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent for the Lenders,

WELLS FARGO BANK, N.A.,
as the Syndication Agent for the Lenders,

BMO HARRIS BANK, N.A.,

COMPASS BANK,

MUFG UNION BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and

U.S. BANK NATIONAL ASSOCIATION,
as the Co-Documentation Agents for the Lenders,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,
as the Lenders

J.P. MORGAN CHASE BANK, N.A.

and

WELLS FARGO SECURITIES, LLC
as Lead Arrangers and Bookrunners

i

ii

SECTION 10.10	Sale and Transfer of Loans and Commitments; Participations in Loans and Commitments		69
SECTION 10.11	Other Transactions		71
SECTION 10.12	Confidentiality		71
SECTION 10.13	Forum Selection and Consent to Jurisdiction		72
SECTION 10.14	Waiver of Jury Trial		73
SECTION 10.15	NO ORAL AGREEMENTS		73
SECTION 10.16	No Adverse Interpretation of Other Agreements		73
SECTION 10.17	No Fiduciary Duty, etc.		73
SECTION 10.18	Setoff		74
SECTION 10.19	USA PATRIOT Act		75
SECTION 10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions		75
SECTION 10.21	Amendment and Restatement; No Novation		76

SCHEDULES AND EXHIBITS

SCHEDULE I	-	Schedule of Commitments
SCHEDULE II	-	Schedule of LC Commitments
SCHEDULE III	-	Issued Letters of Credit
SCHEDULE 6.8	-	Subsidiaries
SCHEDULE 7.2.2	-	Existing Liens

EXHIBIT 2.5	-	Form of Borrowing Request
EXHIBIT 2.6	-	Form of Continuation/Conversion Notice
EXHIBIT 2.8	-	Form of Note
EXHIBIT 2.9	-	Notice of Commitment Increase
EXHIBIT 4-1	-	Form of U.S. Tax Compliance Certificate
EXHIBIT 4-2	-	Form of U.S. Tax Compliance Certificate
EXHIBIT 4-3	-	Form of U.S. Tax Compliance Certificate
EXHIBIT 4-4	-	Form of U.S. Tax Compliance Certificate
EXHIBIT 5.1.4(a)	-	Form of Opinion of General Counsel
EXHIBIT 5.1.4(b)	-	Form of Opinion of Akin Gump Strauss Hauer & Feld LLP
EXHIBIT 10.10	-	Form of Lender Assignment Agreement

iii

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 5, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among CIMAREX ENERGY CO., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (JPMCB in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), WELLS FARGO BANK, N.A. (“Wells Fargo”), as syndication agent (Wells Fargo in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), BMO HARRIS BANK N.A., COMPASS BANK, MUFG UNION BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Documentation Agent” and, collectively, the “Documentation Agents”), and certain commercial lending institutions as are or may become parties hereto (collectively, the “Lenders”).

W I T N E S S E T H:

In consideration of the premises and mutual covenants herein contained the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1                                             Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“8.50% Senior Notes” means the 8.50% senior notes of Resolute due 2020, issued under the 8.50% Senior Notes Indenture.

“8.50% Senior Notes Indenture” means the indenture, dated April 25, 2012, among Resolute, the guarantors named therein and U.S. Bank National Association, as trustee.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the Administrative Agent, the Syndication Agent, and the Documentation Agents, together with any successors in any such capacities.

“Agreement” means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Alternate Rate of Interest Trigger Event” means any one or more of (a) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (b) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (c) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (d) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning bribery or corruption.

“Applicable Commitment Fee Rate” means the number of basis points per annum (based on a year of 360 days) set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Commitment Fee Rate
Level I	12.5
Level II	15.0
Level III	20.0
Level IV	27.5
Level V	35.0

Changes in the Applicable Commitment Fee Rate will occur automatically without prior notice.  The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Commitment Fee Rate.

“Applicable Margin” means on any date and with respect to each Eurodollar Loan or Base Rate Loan, as applicable, the number of basis points per annum set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Eurodollar Margin	Applicable Base Rate Loan Margin
Level I	112.5	12.5
Level II	125.0	25.0
Level III	150.0	50.0
Level IV	175.0	75.0
Level V	200.0	100.0

Changes in the Applicable Margin will occur automatically without prior notice.  The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Margin.

“Applicable Rating Level” means (a) at any time that Moody’s and S&P have the equivalent rating or split ratings of not more than one rating differential of the Borrower’s senior unsecured long-term debt, the level set forth in the chart below under the heading “Applicable Rating Level” opposite the rating under the heading “Moody’s” or “S&P” which is the higher of the two if split ratings or opposite the ratings under the headings “Moody’s” and “S&P” if equivalent; and (b) at any time that Moody’s and S&P have split ratings of more than one rating differential of the Borrower’s senior unsecured long-term debt, the level set forth in the chart below under the “Applicable Rating Level” opposite the rating under the heading “Moody’s” or “S&P” which is one rating lower than the higher of the two split ratings.

Applicable Rating Level	Moody’s	S&P
Level I	>Baa1	>BBB+
Level II	Baa2	BBB
Level III	Baa3	BBB-
Level IV	Ba1	BB+
Level V	<Ba2	<BB

For example, if the Moody’s rating is Baal and the S&P rating is BBB, then Level I shall apply; if the Moody’s rating is Baa1 and the S&P rating is BBB- or less favorable, then Level II shall apply.

For purposes of the foregoing, (i) “>” means a rating equal to or more favorable than; “<” means a rating equal to or less favorable than; “>” means a rating greater than; “<” means a rating less than; (ii) if a rating for the Borrower’s senior unsecured long-term debt is not available from one of the Rating Agencies, the Applicable Rating Level will be based on the rating of the other Rating Agency; (iii) if ratings for the Borrower’s senior unsecured long-term debt is available from neither S&P nor Moody’s, Level V shall be deemed applicable; (iv) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; (v) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments canceled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, Level V shall apply; and (vi) in the event that either S&P or Moody’s is no longer in the business of providing ratings, Fitch shall be substituted for such entity for the purposes of this definition.

“Approved Fund” is defined in Section 10.10.1.

“Arrangers” means J.P. Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as a lead arranger and joint bookrunner of the facility contemplated by this Agreement.

“ASC Topic 815” means FASB Accounting Standards Codification Topic 815 (formerly FAS 133) entitled “Derivatives and Hedging” issued by the Financial Accounting Standards Board in March of 2008, as amended from time to time.

“Assignee Lender” is defined in Section 10.10.1.

“Authorized Officer” means, relative to the Borrower, the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, any Senior Vice President, the Treasurer or the Secretary of the Borrower, or any other officer of the Borrower specified as such to the Administrative Agent in writing by any of the aforementioned officers of the Borrower.

“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day; (b) the NYFRB Rate in effect on such day plus 1/2 of one percent (0.5%) and (c) the Adjusted Eurodollar Rate for one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%): provided that for the purpose of this definition, the Adjusted Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day.  Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Base Rate Borrowing” means a Borrowing bearing interest at a fluctuating rate determined by reference to the Base Rate.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” is defined in the preamble, and includes its permitted successors and assigns.

“Borrowing” means any extension of credit (as opposed to any continuation or conversion thereof) made by the Lenders by way of Loans.

“Borrowing Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.5 hereto.

“Business Day” means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Houston, Texas; and (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Borrowing, any day on which dealings in Dollars are carried on in the London and New York Eurodollar interbank market.

“Capitalization” means the sum, at any time outstanding and without duplication, of (a) Total Debt plus (b) Stockholders’ Equity.

“Capitalized Lease Liabilities” means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Collateralize” means to deposit into an account over which the Administrative Agent has exclusive dominion and control and exclusive right of withdrawal, or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 35% or more of the voting power of outstanding shares of voting stock of the Borrower or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Borrower’s board of directors (together with any new directors whose election or appointment by such board of directors or whose nomination for the election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower’s board of directors then in office.

“CI Lender” is defined in Section 2.9(a).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, as to any Lender, the obligation, if any, of such Lender to make Loans pursuant to Section 2.1.1 of this Agreement and to acquire participations in Letters of Credit pursuant to Section 2.11 of this Agreement, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder up to but not exceeding the amount, if any, set forth opposite such Lender’s name on Schedule I, as the same may be reduced, increased or adjusted from time to time in accordance with this Agreement, including Sections 2.3 and 2.9.

“Commitment Increase” is defined in Section 2.9(a).

“Commitment Increase Effective Date” is defined in Section 2.9(b).

“Consenting Lenders” is defined in Section 2.10(b).

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Borrower and its Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:

(a)           all current liabilities (excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve (12) months after the time as of which the amount thereof is being computed, and (ii) current maturities of Total Debt);

(b)          the value of all goodwill, trade names, trademarks, patents, and other like intangible assets,

all as set forth on the Borrower’s consolidated balance sheet as of a date no earlier than the date of the Borrower’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.6 hereto.

“Credit Party” means the Administrative Agent, Arrangers, other Agents, each Issuing Bank or any other Lender.

“Default” means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Default Margin” means two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.12(f), any Lender (or, in the case of clause (e) of this definition, any Lender or any Lender whose bank holding company, or any other Person controlling such Lender), as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement unless such Lender notifies the Administrative Agent and the Borrower in writing that such intent is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good-faith dispute, (d) failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it (or become (or has or has had a direct or indirect parent company become) the subject of a Bail-In Action), or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment;  provided, that a Lender shall not be a “Defaulting Lender” (A) solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed (including pursuant to the Dutch Financial Supervision Act 2007) as receiver, conservator, trustee or custodian for such Lender or person controlling such Lender, in each case as described in clause (e) above, if and for so long as the Administrative Agent and Borrower are satisfied in their respective sole discretion that such Lender will continue to perform its funding obligations hereunder or (B) solely by reason of the ownership or control by a Governmental Authority of a parent company of such Lender, if and for so long as the Administrative Agent and the Borrower are satisfied in their respective sole discretion that such Lender will continue to perform its funding obligations hereunder.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (which may or may not include the Dividing Person) pursuant to a “plan of division” or similar arrangement effected pursuant to procedures provided for in the entity organization code then applicable to the Dividing Person, which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.  For avoidance of doubt, a transfer of all or a portion of the assets of a Person (a “Specified Person”) to (or assumption of all or a portion of the liabilities or obligations of a Specified Person by) one or more other Persons (by way of sale, dividend, capital contribution or other transfer or assumption that is not effected pursuant to procedures provided for in the entity organization code then applicable to the Specified Person) that results in assets formerly held by (or liabilities or obligations that were formerly those of) the Specified Person being “divided” among two or more Persons (which may include the Specified Person) shall not be deemed a “Division.”

“Documentation Agent” and “Documentation Agents” are defined in the preamble.

“Dollar” and the sign “$” mean lawful money currently issued by the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such in its Administrative Questionnaire or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.1).

“Environmental Law” means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any Subsidiary is party or which are applicable to the Borrower or any Subsidiary (whether or not by consent), and any binding provision or condition of any governmental permit, license or other operating authorization, and any other Law relating to protection of the environment or natural resources, or to the protection of, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential Release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or is under common control with the Borrower under Section 4001 of ERISA, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Borrowing” means a borrowing hereunder consisting of the aggregate amount of the several Eurodollar Loans made by all or some of the Lenders to the Borrower, at the same time, at the same interest rate and for the same Interest Period.

“Eurodollar Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such in its Administrative Questionnaire or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Loans of such Lender hereunder.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate.

“Event of Default” is defined in Section 8.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any obligation of the Borrower (each, a “Recipient”) or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits and similar Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 4.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.6.4 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of October 16, 2015, among the Borrower, JPMCB, as administrative agent, the lenders party thereto and the other parties thereto, as amended, restated, supplemented or otherwise modified prior to the Effective Date.

“Extension Confirmation Date” is defined in Section 2.10(b).

“Extension Effective Date” is defined in Section 2.10(b).

“Extension Request” is defined in Section 2.10(a).

“Facility” is defined in Section 2.1.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Fitch” means Fitch, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“GAAP” is defined in Section 1.4.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.  The amount of any Person’s Guaranteed Liability shall be the lesser of (a) the limitation on such Person’s liability, if any, set forth in such agreement, undertaking or arrangement or (b) the outstanding principal amount of the Indebtedness guaranteed thereby.

“Hazardous Material” means (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste” or “solid waste,” as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum, crude oil or any fraction thereof; (d) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (e) any radioactive material, including any naturally occurring radioactive material, and any source, special nuclear or byproduct material as defined in 42 U.S.C. § 2011 et seq., and any amendments or reauthorizations thereof; (f) asbestos-containing materials in any form or condition; (g) polychlorinated biphenyls; or (h) any other substance or material that would reasonably be expected to result in liability under any applicable Environmental Law.

“Hedging Obligations” means, with respect to any Person, all liabilities (including guarantees and contingent liabilities) of such Person under (or in respect of) derivative contracts, including interest rate or commodity swap agreements, interest rate or commodity cap agreements and interest rate or commodity collar agreements, and all similar agreements or arrangements.

“Herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Highest Lawful Rate” has the meaning assigned to such term in Section 4.11.

“IBA” has the meaning assigned to such term in Section 1.5.

“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Rate.”

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification (a) which is of a “going concern” or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.3.

“including” means including without limiting the generality of any description preceding such term.

“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations relative to banker’s acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable arising in the ordinary course of business); (e) Indebtedness of others of the type described in clauses (a), (b), (c) or (d) above secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (such Indebtedness being the lesser of (i) the value of such property on the books of such Person or (ii) the outstanding principal amount of such Indebtedness); and (f) all Guaranteed Liabilities of such Person in respect of any of the foregoing.  For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer except to the extent that such Indebtedness by its terms is expressly non-recourse to such general partner or joint venturer. For the sake of clarity, Hedging Obligations of a Person shall not constitute Indebtedness of such Person.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Information” is defined in Section 10.12.

“Interest Period” means, with respect to Eurodollar Borrowings, the period beginning on (and including) the date on which such Eurodollar Borrowing is made or continued as, or converted into, a Eurodollar Borrowing pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or twelve months or one week thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), or such other time period acceptable to each Lender, in each case, as the Borrower may select in its relevant notice pursuant to Section 2.5, provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates; (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (c) no Interest Period may end later than the Maturity Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Issuing Bank” means (a) each of JPMCB and Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.11(i), as well as (b) any other Lender that, at the request of the Borrower and with the consent of the Administrative Agent, agrees, in such Lender’s discretion, to become an Issuing Bank for purposes of issuing Letters of Credit pursuant to Section 2.11; provided that the Issuing Banks shall at no time be requested or otherwise required to issue Letters of Credit with an aggregate LC Exposure in excess of its LC Commitment.  An Issuing Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.

“JPMCB” is defined in the preamble, and includes its successors and assigns.

“Law” means any law (including, without limitation, any zoning law or ordinance or any Environmental Law), statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of an agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer, domestic or foreign.

“LC Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit pursuant to Section 2.11 of this Agreement, initially in the amount set forth opposite such Issuing Bank’s name on Schedule II (as may be amended from time to time by the Administrative Agent, the Borrower and such Issuing Bank).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

“Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit 10.10 hereto.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” is defined in the preamble.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement or letter of credit listed on Schedule III hereto.

“Letter of Credit Fees” has the meaning assigned to such term in Section 3.3.2.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or the performance of an obligation; provided that in no event shall (a) an operating lease be deemed to constitute a Lien and (b) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 be deemed to constitute a Lien.

“Loan Documents” means this Agreement, each Borrowing Request, any Note, any Letter of Credit or related document, together in each case with all exhibits, schedules and attachments thereto, and all other agreements and instruments from time to time executed and delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with any of the foregoing.

“Loans” means the Revolving Loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the financial and operating condition of the Borrower and its consolidated Subsidiaries (taken as a whole) or (ii) the ability of the Borrower to perform its payment obligations under any of the Loan Documents; provided, however, that general market or industry conditions, which do not affect the Borrower in a disproportionately adverse manner, shall not constitute or be taken into account in determining whether there has been a Material Adverse Effect.

“Material Subsidiary” means each Subsidiary of the Borrower now existing or hereafter acquired or formed by the Borrower that on a consolidated basis for such Subsidiary and its Subsidiaries, as of the last day of any Fiscal Quarter, was the owner of more than five percent (5%) of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries.

“Maturity Date” means the earlier of:

(a)                                 February 5, 2024, and for any Lender agreeing to extend its Maturity Date pursuant to Section 2.10, February 5th in each year thereafter pursuant to which the Maturity Date of such Lender has been extended;

(b)                                 the date on which the Commitments are terminated in full or reduced to zero pursuant to the terms of Section 2.3;

(c)                                  the date on which the Commitments are terminated in full and reduced to zero pursuant to the terms of Article VIII; and

(d)                                 the date on which the Obligations have become due and payable in full pursuant to the terms of Article VIII.

“Merger Agreement” means the Agreement and Plan of Merger dated as of November 18, 2018, by and among the Borrower, Resolute, CR Sub 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of the Borrower, and CR Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Funds Amount” is defined in Section 2.9(d).

“Non-Consenting Lender” is defined in Section 2.10(a).

“Note” means a promissory note substantially in the form of Exhibit 2.8 or such other form as may be acceptable to the Borrower, the Administrative Agent and the Lender requesting such note pursuant to Section 2.8(e).

“Notice of Commitment Increase” is defined in Section 2.9(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all obligations (monetary or otherwise) of the Borrower, including any Revolving Credit Exposure, arising under or in connection with this Agreement and each other Loan Document.

“Organic Document” means, relative to the Borrower, its certificate of incorporation, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed as a result of a present or former connection between the Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document) and imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” is defined in Section 10.10.2.

“Participant Register” is defined in Section 10.10.2.

“Payment Date” is defined in Section 3.2.3.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and to which the Borrower or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Percentage” means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender’s Commitment, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.10, or any decreases in Commitments made in accordance with this Agreement, or as such percentage may be adjusted from time to time pursuant to Section 2.9.  If the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments or other adjustments.

“Person” means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Payment Date” means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

“Rating Agency” means either of S&P or Moody’s.

“Recipient” has the meaning given such term in the definition of “Excluded Taxes”.

“Reducing Percentage Lender” is defined in Section 2.9(d).

“Reduction Amount” is defined in Section 2.9(d).

“Register” has the meaning given such term in Section 10.10.1.

“Regulation D” means Regulation D of the Federal Reserve Board from time to time in effect and shall include any successor or other regulations or official interpretations of the Federal Reserve Board or any successor Person relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means any of Regulations T, U or X of the Federal Reserve Board from time to time in effect and shall include any successor or other regulations or official interpretations of the Federal Reserve Board or any successor Person relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and which is applicable to member banks of the Federal Reserve System or any successor Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means a “release”, as such term is defined in CERCLA, but without giving effect to 42 U.S.C. Section 9601 (22) subsection (A), (B), (C) and (D).

“Required Lenders” means Lenders in the aggregate holding greater than 50% of the aggregate amount of the Revolving Credit Exposures of all Lenders and, if there is no Revolving Credit Exposure, Lenders having greater than 50% of the then Total Commitment.

“Resolute” means Resolute Energy Corporation, a Delaware corporation.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended and in effect from time to time.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loans” means the loans provided for in Section 2.1.1 hereof.

“S&P” means Standard & Poor’s Ratings Group and any successor thereto that is a nationally-recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that the Borrower knows is owned 50 percent or more by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Section 10.10.1(a) Assignee” is defined in Section 10.10.1(a).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D).  Such reserve percentage shall include those imposed pursuant to Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” means, as of the time for which any determination thereof is to be made, (a) stockholders’ equity of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP plus (b) either plus the amount by which such stockholders’ equity shall have been reduced by reason of any non-cash loss or minus the amount by which such stockholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of tax, resulting from the requirements of ASC Topic 815.

“Subsidiary” means any subsidiary of the Borrower.

“subsidiary” means, with respect to any Person, (a) any corporation, limited liability company or other business entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation, limited liability company or other business entity (irrespective of whether at the time equity interests of any other class or classes of such corporation, limited liability company or other business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and (b) any partnership of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person holds more than 50% of the outstanding general partner interests.

“Syndication Agent” is defined in the preamble.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitment” means the aggregate of all the Lenders’ Commitments.

“Total Debt” means, in respect of any Person, all Indebtedness incurred by such Person.

“Total Debt to Capitalization Ratio” means the ratio of (a) Total Debt to (b) Capitalization

“Total LC Commitment” means the aggregate of all the Issuing Banks’ LC Commitments.

“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Loan.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” is defined in Section 4.6.4(a)(iii).

“USA Patriot Act” means Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended, reformed or otherwise modified from time to time.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Wells Fargo” is defined in the preamble, and includes its successors and assigns.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2                                             Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Borrowing Request, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3                                             Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4                                             Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in the United States (“GAAP”) applied in the preparation of the financial statements referred to in Section 6.5; provided, that for purposes of interpreting accounting terms and for purposes of accounting determinations and computations hereunder and under any other Loan Document, (a) obligations of the Borrower or any of its Subsidiaries under an operating lease shall not be deemed to constitute Capitalized Lease Liabilities or Indebtedness and (b) obligations of the Borrower or any of its Subsidiaries under a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall not be deemed to constitute Capitalized Lease Obligations or Indebtedness.

SECTION 1.5                                             Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks (described in the next sentence) may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 4.1 of this Agreement, such Section 4.1 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 4.1, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.1, will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II
THE FACILITY AND BORROWING PROCEDURES

SECTION 2.1                                             Facility.  The Lenders grant to the Borrower a credit facility (the “Facility”) pursuant to which, and upon the terms and subject to the conditions herein set out and provided that no Default or Event of Default has occurred and is continuing from time to time on any Business Day, each Lender severally agrees (a) to make Revolving Loans in U.S. Dollars to the Borrower equal to such Lender’s Percentage of the aggregate amount of Revolving Loans requested by the Borrower to be made on such day and (b) to participate in Letters of Credit in an amount equal to such Lender’s Percentage of the Total LC Commitment.

SECTION 2.1.1                                   Revolving Loans.  From time to time during the Availability Period, each Lender shall make Revolving Loans under this Section to the Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Commitment; provided, however, that at no time shall the aggregate amount of the Revolving Credit Exposure of such Lender exceed the Lender’s Commitment.  Subject to the conditions herein, any such Revolving Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Agreement.

SECTION 2.1.2                                   Availability of Facility.  No Lender shall be permitted or required to make (a) any Loan if, after giving effect thereto, the aggregate amount of the Revolving Credit Exposures of all Lenders would exceed the Total Commitment, or (b) any Loan if, after giving effect thereto, the aggregate amount of the Revolving Credit Exposure of such Lender would exceed the Lender’s Commitment.

SECTION 2.2                                             Mandatory Reductions of Commitments.  The Commitment of each Lender shall be reduced automatically to zero ($0) on the Maturity Date applicable to such Lender.

SECTION 2.3                                             Voluntary Reduction of Commitments.  The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the Total Commitment; provided, however, that all such reductions shall require at least three Business Days’ prior notice to the Administrative Agent and be permanent, and any partial reduction of the Total Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000; and provided further that the Borrower shall not reduce the Total Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.1, the aggregate amount of the Revolving Credit Exposures of all Lenders will exceed the Total Commitment.

SECTION 2.4                                             Base Rate Loans; Eurodollar Loans.  Subject to the terms and conditions set forth in Article V, each Revolving Loan shall be either a Eurodollar Loan or a Base Rate Loan as the Borrower may request, it being understood that Revolving Loans made to the Borrower on any date may be either Eurodollar Loans or Base Rate Loans or a combination thereof.  As to any Eurodollar Loan, each Lender may, if it so elects, fulfill its commitment to make such Eurodollar Loan by causing its Eurodollar Office to make such Eurodollar Loan; provided, however, that in such event the obligation of the Borrower to repay such Eurodollar Loan nevertheless shall be to such Lender and shall be deemed to be held by such Lender for the account of such Eurodollar Office.

SECTION 2.5                                             Borrowing Procedures for Loans.  The Borrower shall give the Administrative Agent prior written (including facsimile or portable document format (.pdf)) notice pursuant to a Borrowing Request of each proposed Borrowing or continuation, and as to whether such Borrowing or continuation is to be of Base Rate Loans or Eurodollar Loans, as follows:

SECTION 2.5.1                                   Base Rate Loans.  The Administrative Agent shall receive written (including facsimile or portable document format (.pdf)) notice from the Borrower on or before 11:00 a.m., Central time, on the date of the proposed Borrowing of a Base Rate Loan (including any such notice of the Borrowing of a Base Rate Loan to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(e)) and the amount of such Borrowing (which shall be in a minimum amount of $3,000,000 and an integral multiple of $1,000,000 unless such Borrowing is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(e)), and the Administrative Agent shall advise each Lender thereof promptly thereafter.  Not later than 2:00 p.m., Central time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Administrative Agent by wire transfer, same day or immediately available funds covering such Lender’s Percentage of the requested Base Rate Loan.  Upon fulfillment of the applicable conditions set forth in Article V with respect to such Base Rate Loan, the Administrative Agent shall make available to the Borrower the proceeds of each Base Rate Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

SECTION 2.5.2                                   Eurodollar Loans.  The Administrative Agent shall receive written (including facsimile or portable document format (.pdf)) notice pursuant to a Borrowing Request from the Borrower on or before 2:00 p.m., Central time, at least three (3) Business Days prior to the date requested for each proposed Borrowing or continuation of a Eurodollar Loan, of the date of such Borrowing or continuation, as the case may be, the amount of such Borrowing or continuation, as the case may be (which shall be in a minimum amount of

$5,000,000 and an integral multiple of $1,000,000), and the duration of the initial Eurodollar Interest Period with respect thereto, and the Administrative Agent shall advise each Lender thereof promptly thereafter.  Not later than 10:00 a.m., Central time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Administrative Agent by wire transfer, same day or immediately available funds covering such Lender’s Percentage of the requested Eurodollar Loan.  Upon fulfillment of the applicable conditions set forth in Article V with respect to such Eurodollar Loan, the Administrative Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

SECTION 2.6                                             Continuation and Conversion Elections.  By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 2:00 p.m., Central time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days’ notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 of any Borrowings be, (a) in the case of Base Rate Loans, converted into Eurodollar Loans, or (b) in the case of Eurodollar Loans, be converted into a Base Rate Loan or continued as a Eurodollar Loan of such Type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Loans when any Event of Default has occurred and is continuing.

SECTION 2.7                                             Funding.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided, however, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing Dollar deposits in its Eurodollar Office’s interbank eurodollar market.

SECTION 2.8                                             Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.10.1) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.9                                             Increase in Commitments.

(a)                                 Subject to the terms and conditions set forth herein, the Borrower shall have the right, with the consent of the Administrative Agent and the Issuing Banks (such consent not to be unreasonably withheld or delayed), to cause from time to time an increase in the Total Commitments (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder and that are reasonably satisfactory to the Administrative Agent and the Issuing Banks (each a “CI Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided, however, that (i) no Event of Default shall have occurred which is continuing, (ii) no such Commitment Increase shall cause the Total Commitments to exceed $1,500,000,000, (iii) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion) and (iv) if, on the effective date of such increase, any Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs in connection with the reallocation of such outstanding Loans in accordance with Section 2.9(c).

(b)                                 Any Commitment Increase must be requested by written notice from the Borrower to the Administrative Agent (a “Notice of Commitment Increase”) in the form of Exhibit 2.9 hereto.  The Administrative Agent shall give prompt notice to each Issuing Bank of its receipt of a Notice of Commitment Increase.  Once the Notice of Commitment Increase is fully-executed, such notice and such Commitment Increase shall be effective on the proposed effective date set forth in such notice or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the “Commitment Increase Effective Date”).

(c)                                  On each Commitment Increase Effective Date, to the extent that there are Loans outstanding as of such date, (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such CI Lender’s New Funds Amount, which amount, for each such CI Lender, shall constitute Loans made by such CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.3, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Reducing Percentage Lender, and (iii) the Borrower shall be responsible to pay to each Lender any breakage fees or costs in connection with the reallocation of any outstanding Loans.

(d)                                 For purposes of this Section, the following defined terms shall have the following meanings:  (1) “New Funds Amount” means the amount equal to the product of a Lender’s increased Commitment or a CI Lender’s Commitment (as applicable) represented as a percentage of the Total Commitments after giving effect to the Commitment Increase, times the aggregate principal amount of the outstanding Loans immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Loans as a result of borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date); (2) “Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to the Commitment Increase that does not increase its respective Commitment as a result of the Commitment Increase and whose relative percentage of the Total Commitments shall be reduced after giving effect to such Commitment Increase; and (3) “Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Commitment Increase).

(e)                                  Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in its records the CI Lender’s information as provided in the Notice of Commitment Increase and pursuant to an Administrative Questionnaire in form satisfactory to the Administrative Agent that shall be executed and delivered by each CI Lender to the Administrative Agent on or before the Commitment Increase Effective Date, (ii) Schedule I hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule I, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

SECTION 2.10                                      Extension of Maturity Date.

(a)                                 Not earlier than 90 days prior to, nor later than 30 days prior to, February 5, 2024 and, if extended as provided in this Section 2.10, February 5, 2025, the Borrower may, upon notice to the Administrative Agent (who shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect (“Extension Request”).  Within 15 days of delivery of such Extension Request, each Lender shall notify the Administrative Agent and the Borrower whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s sole and absolute discretion).  Any Lender not responding within the above specified time period shall be deemed not to have consented to such Extension Request.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b)                                 The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and prior to giving effect to any replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented to the Extension Request.  For each such Extension Request, if so approved, (i) the Maturity Date, as to Consenting Lenders, shall be extended to the same date in the following year after giving effect to any prior extensions (such existing Maturity Date being the “Extension Effective Date”), and (ii) the Maturity Date, as to any Lender which did not consent or which was deemed not to have consented (a “Non-Consenting Lender”), shall remain the Maturity Date in effect for such Non-Consenting Lender prior to the Extension Effective Date.  Non-Consenting Lenders shall remain Lenders until the Maturity Date applicable to such Lender, at which time (and irrespective of the pro rata requirements under Sections 4.8 and 4.9 hereof) the Borrower shall repay all Loans owing to such Lender and such Lender’s Commitment shall be reduced to zero ($0) in accordance with Section 2.2.  The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension of the Maturity Date, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the extended Maturity Date with respect to the Consenting Lenders.  As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by an Authorized Officer of the Borrower certifying that, (i) before and after giving effect to such extension, the representations and warranties contained in Article VI made by it are true and correct on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, (ii) before and after giving effect to such extension no Default exists or will exist as of the Extension Confirmation Date, and (iii) no Material Adverse Effect has occurred through the Extension Confirmation Date.

SECTION 2.11                                      Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that no Letter of Credit shall be issued if (i) the aggregate LC Exposure would exceed the Total LC Commitment, (ii) the total Revolving Credit Exposures would exceed the Total Commitment or (iii) the LC Exposure of any Issuing Bank would exceed the LC Commitment of such Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and no Issuing Bank shall issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile or transmit by portable document format (.pdf) (or other electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed such Issuing Bank’s LC Commitment, (ii) the LC Exposure shall not exceed the total LC Commitments, (iii) no Lender’s Revolving Credit Exposure shall exceed its Commitment and (iv) the sum of the total aggregate Revolving Credit Exposure shall not exceed the Total Commitments.  The Borrower may, at any time and from time to time, reduce the LC Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the LC Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied. Each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 5.2.1.

(c)                                  Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit, provided that any Letter of Credit may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (ii) hereof) and (ii) the date that is five Business Days prior to the then effective Maturity Date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 pm, Central time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Central time, on such date, or, not later than 1:00 pm, Central time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.5.1 that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Percentage of the payment then due from the Borrower, in the same manner as provided with respect to Revolving Loans made by such Lender, and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans pursuant to Section 2.5.1 as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                                   Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor such Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential  or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or portable document format (.pdf) or other electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.2.2 shall apply.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Replacement and Resignation of an Issuing Bank.  (i) Any Issuing Bank may be removed or replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank, if any.  The Administrative Agent shall notify the Lenders of any such removal or replacement of an Issuing Bank.  At the time any such removal or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed or replaced Issuing Bank pursuant to Section 3.3.3.  If such Issuing Bank is replaced, from and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the removal or replacement of an Issuing Bank hereunder, the removed or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such removal or replacement, but shall not be required to issue additional Letters of Credit.

(ii)          Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Bank may be replaced in accordance with Section 2.11(i)(i) above.

(j)                                    Cash Collateralization.  If the Obligations have become immediately due and payable pursuant to Article VIII, on the Business Day that the Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall Cash Collateralize the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize such amounts shall become effective immediately, and such Cash Collateral shall become immediately due and payable, without demand or other notice of any kind, upon the Obligations having become immediately due and payable as a result of an Event of Default with respect to the Borrower described in Section 8.1.9.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for purposes described in this Section 2.11. Other than any interest earned on the investment of Cash Collateral, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits of Cash Collateral shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower.

(k)           Letters of Credit Issued for Account of Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate such Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the

Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit, except to the extent that liability of such Issuing Bank is preserved under the proviso in Section 2.11(f).  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.12                                      Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 Commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.3.1 and the Defaulting Lender shall forfeit any right to Letter of Credit Fees pursuant to Section 3.3.2;

(b)                                 the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.1), provided that any waiver, amendment or modification that (x) reduces the amount of principal of or the rate at which interest is payable on the Loans of such Defaulting Lender, (y) increases the Defaulting Lender’s Commitment or (z) extends the dates fixed for payments of principal or interest on the Loans of such Defaulting Lender shall require the approval or consent of such Defaulting Lender;

(c)                                  if any LC Exposure exist at the time a Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such LC Exposure shall be reallocated ratably among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment Percentage) and this obligation to reallocate shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to reallocation that any non-Defaulting Lender may have or have had against an Issuing Bank, the Borrower or any other Lender (including the Defaulting Lender); provided that such LC Exposure shall be reallocated among the non-Defaulting Lenders only to the extent that (x) the sum of all non-Defaulting Lenders’ Loans and all non-Defaulting Lenders’ LC Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments, (y) the sum of each non-Defaulting Lender’s Loans and such non-Defaulting Lender’s LC Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure does not exceed such non-Defaulting Lender’s Commitment and (z) the conditions set forth in Section 5.2 are satisfied at such time;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s LC Exposure (determined after giving effect to any partial reallocation pursuant to clause (i) above and any Cash Collateral provided by such Defaulting Lender) in accordance with procedures set forth in Section 2.11(j) for so long as such LC Exposure are outstanding;

(iii)                               to the extent that the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.12(c), the Borrower shall not be required to pay any fees pursuant to Section 3.3.2 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv)                              to the extent that the LC Exposure of the non-Defaulting Lenders are reallocated pursuant to this Section 2.12(c), the fees payable to the Lenders pursuant to Section 3.3.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Commitment Percentages of the reallocated LC Exposure; and

(v)                                 to the extent that any Defaulting Lender’s LC Exposure is neither Cash Collateralized nor reallocated pursuant to Section 2.12(c), then, without prejudice to any rights or remedies of an Issuing Bank or any Lender hereunder, the portion of Letter of Credit Fees payable under Section 3.3.2 corresponding to such Defaulting Lender’s LC Exposure that are neither so Cash Collateralized nor reallocated shall be payable to the Issuing Banks ratably in accordance with their respective undrawn amounts of Letters of Credit issued and unreimbursed LC Exposure until such LC Exposures are Cash Collateralized and/or reallocated;

(d)                                 so long as (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Lender is a Defaulting Lender, an Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless that Issuing Bank is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral that will be provided by the Borrower in accordance with Section 2.12(c), or such Defaulting Lender and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)                                  any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender) shall, to the extent permitted by applicable law, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, to the payment of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder, ratably in accordance with the amounts owed to the respective Issuing Banks, (iii) third, to the funding of any Loan or the funding or Cash Collateralization of any participating interest in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as Cash Collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Event of Default then exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of Letter of Credit Disbursements of which a Defaulting Lender has not funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2.1 are satisfied or waived, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursements obligations owed to, any Defaulting Lender.

(f)                                   In the event that the Administrative Agent, the Borrower and the Issuing Banks each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1                                             Repayments and Prepayments.  The Borrower shall repay in full the unpaid principal amount of each Loan on the Maturity Date.  Prior thereto, the Borrower

(a)                                 may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Type and, if applicable, having the same Interest Period; (ii) all such voluntary prepayments of Eurodollar Loans shall require at least three Business Days’ prior written notice to the Administrative Agent; (iii) all such voluntary prepayments of Base Rate Loans shall be permitted on the same day as written notice is received by the Administrative Agent; and (iv) except in the case of a prepayment pursuant to Section 3.1(c), all such voluntary partial prepayments shall be in an minimum amount of $3,000,000 and an integral multiple of $1,000,000;

(b)                                 shall, immediately upon any acceleration of the Maturity Date pursuant to Section 8.2 or Section 8.3, repay all Loans unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated; and

(c)                                  at any time when the aggregate amount of the Revolving Credit Exposures of all Lenders exceeds the Total Commitment then in effect, shall (i) first, immediately prepay outstanding Loans in an amount equal to the lesser of such excess and the outstanding principal balance of Loans and (ii) second, if after giving effect to the prepayment required in clause (i) above, the aggregate amount of the Revolving Credit Exposures of all Lenders still exceeds the

Total Commitment then in effect, immediately Cash Collateralize such Revolving Credit Exposure in conformity with Section 2.11(j) in an amount equal to such remaining excess.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.  No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitments or the Total Commitment.

SECTION 3.2                                             Interest Provisions.  Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1                                   Rates.  Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Base Rate plus the Applicable Margin for Base Rate Loans, if any, from time to time in effect; and (b) on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Loans.  All Eurodollar Borrowings shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Borrowing.

SECTION 3.2.2                                   Post-Maturity Rates.  While any Event of Default is continuing, at the option of the Required Lenders, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on all outstanding Obligations at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, if any, plus the Default Margin; provided, however, notwithstanding the foregoing, that interest for a Eurodollar Loan shall accrue for the then effective Interest Period at a rate per annum equal to the Eurodollar Rate currently applicable to such Eurodollar Loan plus the Default Margin.

SECTION 3.2.3                                   Payment Dates.  Interest accrued on each Borrowing shall be payable, without duplication, on the following dates (each a “Payment Date”): (a) on the Maturity Date; (b)  with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; and (c) with respect to Eurodollar Borrowings, on the last day of the applicable Interest Period (and, if such Interest Period shall exceed three months, every three months from the first day of such Interest Period) and, in the event of any repayment or prepayment of a Eurodollar Borrowing prior to the last day of the applicable Interest Period, accrued interest on the principal amount repaid or prepaid to but not including the date of such repayment or prepayment, shall be payable on the date thereof.

SECTION 3.3                                             Fees.  The Borrower agrees to pay the fees set forth in this Section 3.3.  All such fees shall be non-refundable.

SECTION 3.3.1                                   Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in an amount equal to the product of the Applicable Commitment Fee Rate times the daily average unused amount of such Lender’s Commitment during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates.  Accrued commitment fees shall be payable in arrears on each Quarterly Payment Date thereafter and on the Maturity Date.

SECTION 3.3.2                                   Letter of Credit Fees.  The Borrower agrees to pay, quarterly in arrears (i) to the Administrative Agent for the account of each Lender a participation fee with respect to such Lender’s participations in Letters of Credit, which shall accrue at the same Applicable Margin then in effect used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure attributable to Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) for such quarter during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure; and (ii) to each Issuing Bank a fronting fee to be agreed with such Issuing Bank (but in any event not to exceed .20% per annum) which fronting fee shall accrue on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to such Issuing Bank for such quarter during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder (collectively, the “Letter of Credit Fees”).  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 3.4                                             Payments to Administrative Agent.  The Borrower shall make all payments to the Administrative Agent by wire transfer of same day or immediately available funds.

ARTICLE IV
CERTAIN EURODOLLAR AND OTHER PROVISIONS

SECTION 4.1                                             Alternate Rate of Interest.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)                                     the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii)                                  the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) comprising the Required Lenders of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)                                 If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 4.1(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.1(a)(i) have not arisen but an Alternate Rate of Interest Trigger Event has occurred,  then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this Section 4.1(b) (but, in the case of the circumstances described in clause (a), clause (b) or clause (c) of the definition of Alternate Rate of Interest Trigger Event, only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any interest election request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

SECTION 4.2                                             [Reserved].

SECTION 4.3                                             Increased Eurodollar Borrowing Costs, etc.  The Borrower agrees to reimburse each Lender and Issuing Bank for any increase in the cost to such Lender or Issuing Bank of, or any reduction in the amount of any sum receivable by such Lender or Issuing Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Borrowings as, or of converting (or of its obligation to convert) any Borrowings into, Eurodollar Borrowings or participating in, issuing or maintaining any Letter of Credit.  Such Lender or Issuing Bank shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or Issuing Bank for such increased cost or reduced amount; provided, however, that such Lender or Issuing Bank shall designate a different Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender.  Such additional amounts shall be payable by the Borrower directly to such Lender or Issuing Bank within fifteen days of Borrower’s receipt of such notice, and such notice shall be rebuttable presumptive evidence of the amount payable by the Borrower.

SECTION 4.4                                             Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing as, or to convert any portion of the principal amount of any Borrowing into, a Eurodollar Borrowing) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Borrowings on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (b) any Borrowings not being made as Eurodollar Borrowings in accordance with the Borrowing Request therefor, (c) any Borrowings not being continued as, or converted into, Eurodollar Borrowings in accordance with the Continuation/Conversion Notice, or (d) the assignment of any Eurodollar Borrowing other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.10, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within fifteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail and supporting documentation) shall be rebuttable presumptive evidence of the amount payable by the Borrower.

SECTION 4.5                                             Increased Costs.

SECTION 4.5.1                                   Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the liquidity or the amount of capital required or expected to be maintained by any Lender or any Issuing Bank or any Person controlling such party, and such Lender or Issuing Bank determines (in its sole discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Commitments or the Borrowings made by such Lender or Issuing Bank is reduced to a level below that which such Lender or Issuing Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuing Bank to the Borrower, the Borrower shall pay directly to such Lender or Issuing Bank, within fifteen days, additional amounts sufficient to compensate such Lender or Issuing Bank or such controlling Person for such reduction in rate of return; provided, however, that such Lender or Issuing Bank shall designate a different Domestic or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender or Issuing Bank.  For the purposes of this Section 4.5.1, the Dodd Frank Wall Street Reform and Consumer Protection Act, Basel III and all rules, regulations, orders, requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities in connection therewith are deemed to have been adopted and gone into effect after the date of this Agreement.

SECTION 4.5.2                                   Increased Costs Generally.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes and that are imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and the result shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether or principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided, however, that such Lender, Issuing Bank or other Recipient shall designate a different Domestic or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, Issuing Bank or other Recipient, be otherwise disadvantageous to such Lender, Issuing Bank or other Recipient.

SECTION 4.5.3                                   Statement for Reimbursement.  A statement of the applicable Lender or Issuing Bank as to any additional amount or amounts (including calculations thereof in reasonable detail and supporting documentation) shall be rebuttable presumptive evidence of the amount payable by the Borrower, as specified in Section 4.5.1 or Section 4.5.2.  In determining such amount, such Lender or Issuing Bank may use any reasonable method of averaging and attribution that it (in its sole discretion) shall deem applicable.

SECTION 4.5.4                                   Delay in Requests.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 4.5 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 4.5 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the change in law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.6                                             Taxes.

SECTION 4.6.1                                   All payments by the Borrower of principal of, and interest on, the Borrowings and all other amounts payable hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law, rule or regulation.  In the event that any withholding or deduction from any payment to be made by or on account of any obligation of the Borrower under any Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will timely (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (c) to the extent that the withholding or deduction is made on account of Indemnified Taxes, pay to the Administrative Agent for the account of each applicable Lender or Issuing Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender and Issuing Bank will equal the full amount such Lender or Issuing Bank would have received had no such withholding or deduction been required.  A statement of such Lender or Issuing Bank as to any such amount or amounts (including calculations, in reasonable detail, showing how such Lender or Issuing Bank computed such amount or amounts) shall be promptly furnished by such Lender or Issuing Bank to the Borrower and shall be rebuttable presumptive evidence of such amount or amounts.

SECTION 4.6.2                                   If any Indemnified Taxes are directly asserted against the Administrative Agent, any Lender or any Issuing Bank with respect to any payment received by the Administrative Agent, such Lender or such Issuing Bank hereunder, the Administrative Agent, such Lender or such Issuing Bank may pay such Indemnified Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Indemnified Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted; provided that the Borrower will not be obligated to pay such additional amounts to the Administrative Agent, such Lender or such Issuing Bank to the extent that such additional amounts shall have been incurred as a consequence of the Administrative Agent’s, such Lender’s, or such Issuing Bank’s gross negligence or willful misconduct, as the case may be.

SECTION 4.6.3                                   If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders or Issuing Banks, the required receipts or other required documentary evidence, the Borrower shall indemnify such Lenders and Issuing Banks for any incremental Indemnified Taxes, interest or penalties that may become payable by any Lender or Issuing Bank as a result of any such failure.  For purposes of this Section, a distribution hereunder by the Administrative Agent, any Lender or any Issuing Bank to or for the account of any Lender or Issuing Bank shall be deemed a payment by the Borrower.

SECTION 4.6.4                                   (a) Each Lender that is not a U.S. Person shall, on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), execute and deliver to the Borrower and the Administrative Agent, in such number of copies as shall be requested by the recipient, whichever of the following is applicable:

(i)                                     in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)                                  executed copies of Internal Revenue Service Form W-8ECI;

(iii)                               in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 4-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E; or

(iv)                              to the extent a Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4-2 or Exhibit 4-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4-4 on behalf of each such direct and indirect partner;

(b)                                 Each Lender that is organized under the laws of a jurisdiction other than the United States shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(c)                                  If any Lender or the Administrative Agent is a U.S. Person, such Lender or Administrative Agent shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of United States Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

SECTION 4.6.5                                   If the Borrower is required to pay additional amounts to or for the account of any Lender or Issuing Bank pursuant to this Section 4.6, then such Lender or Issuing Bank will change the jurisdiction of its applicable Eurodollar or Domestic Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole discretion of such Lender or Issuing Bank, is not otherwise disadvantageous to such Lender or Issuing Bank.  No Lender or Issuing Bank shall be entitled to receive any greater payment under this Section as a result of the designation by such Lender or Issuing Bank of a different applicable Eurodollar or Domestic Office after the date hereof, unless such designation is made with the Borrower’s prior written consent or by reason of the provisions of Sections 4.1, 4.3 or 4.5 requiring such Lender or Issuing Bank to designate a different applicable Eurodollar or Domestic Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

SECTION 4.6.6                                   If a payment made to a Lender or Issuing Bank under this Agreement or any other Loan Document would be subject to U.S. federal withholding of Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by either the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by either the Borrower or the Administrative Agent, as applicable, as may be necessary for either the Borrower or the Administrative Agent, as applicable, to comply with its obligations under FATCA, to determine that such Lender or Issuing Bank has complied with such Lender’s or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 4.6.6, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 4.6.7                                   Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 4.6.8                                   If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.6 (including by the payment of additional amounts pursuant to this Section 4.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.6.8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 4.6.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.6.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 4.6.8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 4.6.9                                   To the extent not indemnified pursuant to Section 4.6.1 or Section 4.6.2, the Borrower shall timely pay to the relevant authority, in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

SECTION 4.7                                             Special Fees in Respect of Reserve Requirements.  With respect to Eurodollar Borrowings, the Borrower agrees to pay to each Lender on appropriate Payment Dates, as additional interest, such amounts as will compensate such Lender for any cost to such Lender, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to (a) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Rate in Section 1.1), (b) any interpretation or application thereof by any Governmental Authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Eurodollar Borrowings or the office of such Lender where its Eurodollar Borrowings are lodged, or (c) any requirement imposed or requested by any court, Governmental Authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law.  A written notice as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Lender computed such cost or change) shall be promptly furnished by such Lender to the Borrower and shall be rebuttable presumptive evidence of such cost or change.  The Borrower will not be responsible for paying any amounts pursuant to this Section accruing prior to 90 days prior to the receipt by the Borrower of the written notice referred to in the preceding sentence.  Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such cost or change.

SECTION 4.8                                             Payments, Computations, etc. Unless otherwise expressly provided, all payments or prepayment by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment or prepayment.  All such payments or prepayments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., Central time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day.  The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days).  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term “Interest Period” with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.9                                             Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 2.9(c), 2.10(b), 4.1, 4.3, 4.4, 4.5 and 10.4) or participation in LC Disbursements in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Revolving Loans and participations in LC Disbursements made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (a) the amount of such selling Lender’s required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.10                                      Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve Requirements, Taxes, Certain Dissents, etc..  If (a) any Lender shall claim the inability to make or maintain Eurodollar Borrowings pursuant to

Section 4.1, (b) any Lender is owed increased costs under Section 4.3 or Section 4.5, (c) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, Issuing Bank or other Recipient or any Governmental Authority for the account of any Lender, Issuing Bank or other Recipient pursuant to Section 4.6, (d) any Lender is owed any cost or expense pursuant to Section 4.7, (e) any Lender fails to agree to extend the Maturity Date if the Required Lenders have agreed to do so, (f) any Lender is a Defaulting Lender, or (g) in connection with any proposed amendment, modification, waiver or consent with respect to the interest or fees charged under the Agreement requiring consent of each Lender, the consent of the Required Lenders shall have been obtained, but the consent of one or more of the other Lenders whose consent is required shall not have been obtained, then the Borrower shall have the right, if no Event of Default or Default then exists, to replace such Lender with another bank or financial institution provided that (i) if it is not a Lender or an Affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Administrative Agent and the Issuing Banks and (ii) such bank or financial institution shall unconditionally purchase, in accordance with Section 10.10 hereof, all of such Lender’s rights and obligations under this Agreement and the other Loan Documents and the appropriate pro rata share of such Lender’s Loans, LC Exposure, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Loans payable to such Lender, plus any accrued but unpaid interest on such Loans, plus accrued but unpaid fees in respect of such Lender’s Borrowings and such Lender’s Commitment hereunder to the date of such purchase on a date therein specified.  The Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under Sections 4.1, 4.2, 4.3, 4.5, 4.6, and 4.7, any amounts payable under Section 4.4 and all other costs, fees and expenses payable to such Lender hereunder and under the Loan Documents, to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender; provided, that if such bank or financial institution fails to purchase such rights and obligations, the Borrower shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under Sections 4.3, 4.5, 4.6, and 4.7 to such Lender.

SECTION 4.11                                      Maximum Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Administrative Agent and each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Administrative Agent or such Lender limiting rates of interest which may be charged or collected by the Administrative Agent or such Lender.  Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the Administrative Agent or a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:  (a) the provisions of this Section shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Administrative Agent or such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the “Highest Lawful Rate”), and any excess shall be credited to the Borrower by the Administrative Agent or such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower); (c) all sums paid, or agreed to be paid, to the Administrative Agent or such Lender for the use, forbearance and detention of the Indebtedness of the Borrower to the Administrative Agent or such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 4.1 together with any other fees payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Administrative Agent or such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to the Administrative Agent or such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to the Administrative Agent or such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section.

ARTICLE V
CONDITIONS

SECTION 5.1                                             Effective Date.  This Agreement and the obligations of the Lenders to fund the initial Borrowing and of any Issuing Bank to issue Letters of Credit hereunder shall become effective on the date on which each of the conditions precedent set forth in this Section 5.1 are satisfied or waived in writing by the Administrative Agent (with the consent of Required Lenders).

SECTION 5.1.1                                   Loan Documents.  The Administrative Agent shall have received from each party hereto either (a) a counterpart of this Agreement and each other required Loan Document signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include facsimile or portable document format (.pdf) or other electronic communication transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and each required Loan Document.  In addition, the Administrative Agent shall have received a Note for each Lender requesting its Loans and Commitments be evidenced by a Note.

SECTION 5.1.2                                   Resolutions, etc.  The Administrative Agent shall have received from the Borrower a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; and (b) the incumbency and signatures of its Authorized Officers, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

SECTION 5.1.3                                   Organic Documents, etc.  The Administrative Agent shall have received from the Borrower a certificate, dated the Effective Date, of an Authorized Officer certifying that attached thereto are true, correct and complete copies of the Organic

Documents of the Borrower, together with all amendments thereto, and a certificate of good standing or equivalent document as to the Borrower, certified by the appropriate governmental officer in its jurisdiction of incorporation or formation, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of the Borrower as required by Section 326 of the USA Patriot Act.

SECTION 5.1.4                                   Opinion of Counsel.  The Administrative Agent shall have received favorable opinions, dated the Effective Date and addressed to the Administrative Agent and all Lenders, from (a) the general counsel to the Borrower, substantially in the form of Exhibit 5.1.4(a) hereto, and (b) the Akin Gump Strauss Hauer & Feld LLP, counsel to the Borrower, substantially in the form of Exhibit 5.1.4(b) hereto.

SECTION 5.1.5                                   Closing Fees, Expenses, etc.  The Administrative Agent shall also have received for its own account, or for the account of the Arrangers and each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 10.3, if then invoiced, together with all upfront fees due and payable pursuant to any fee letter or other agreement between the Borrower and the Administrative Agent or any Lender.

SECTION 5.1.6                                   No Material Adverse Change; No Default.  There shall have been no change constituting a Material Adverse Effect in the consolidated financial or operating condition of the Borrower and its consolidated Subsidiaries taken as a whole since September 30, 2018.  As of the Effective Date, no Default or Event of Default shall have then occurred and be continuing.

SECTION 5.1.7                                   [Reserved]

SECTION 5.1.8                                   [Reserved]

SECTION 5.1.9                                   Lien Searches.  The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the properties of the Borrower for each of the following jurisdictions:  Delaware and Colorado and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 7.2.2.

SECTION 5.1.10                            Financial Statements.  The Lenders shall have received audited financial statements of the Borrower for the Fiscal Year ended December 31, 2017 and unaudited financial statements of the Borrower for the Fiscal Quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

SECTION 5.1.11                            Consents and Approvals.  All governmental and third party approvals necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the financing and transactions contemplated hereby, and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

SECTION 5.1.12                            Notes.  The Administrative Agent shall have received a duly executed Note, payable to each Lender that has requested a Note, in the principal amount of its Commitment and dated as of the date hereof.

SECTION 5.1.13                            KYC.  (i) The Lenders shall have received at least three (3) Business Days prior to the Effective Date, to the extent requested at least seven (7) days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least seven (7) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

SECTION 5.1.14                            Other Documents.  Such other documents as the Administrative Agent may have reasonably requested.

SECTION 5.2                                             All Borrowings.  The obligation of each Lender to fund any Borrowing (including the initial Borrowing) and of any Issuing Bank to issue, amend, renew or extend any Letters of Credit hereunder (including any initial Letter of Credit) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section.

SECTION 5.2.1                                   Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing, the following statements shall be true and correct (a) the representations and warranties set forth in Article VI (other than the representations contained in Sections 6.6 and 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (b) no Default or Event of Default shall have then occurred and be continuing.

SECTION 5.2.2                                   Borrowing Request.  Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans hereunder and to participate in Letters of Credit and to induce each Issuing Bank to issue Letters of Credit, the Borrower represents and warrants unto the Administrative Agent and each Lender as set forth in this Article VI.

SECTION 6.1                                             Organization, etc. The Borrower and each of its Subsidiaries is a corporation, partnership, limited partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be so qualified to do business or be in good standing or to hold any such licenses, permits and other approvals would not reasonably be expected to cause a Material Adverse Effect).

SECTION 6.2                                             Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the Borrower’s participation in any transaction contemplated herein are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower’s Organic Documents; (b) contravene any material contractual restriction, Law, governmental regulation or court decree or order, in each case binding on or affecting the Borrower; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 6.3                                             Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document to which it is a party, or for the Borrower’s participation in any transaction contemplated herein, except as have been obtained and remain in full force and effect.  Neither the Borrower nor any of its Subsidiaries is or is “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4                                             Validity; Enforceability, etc.  This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 6.5                                             Financial Information.  The balance sheets of the Borrower and each of its consolidated Subsidiaries as at September 30, 2018 and the related statements of earnings and cash flow, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations for the period then ended.

SECTION 6.6                                             No Material Adverse Change.  As of the Effective Date, since the date of the financial statements described in Section 6.5, there has been no Material Adverse Effect.

SECTION 6.7                                             Litigation, Labor Controversies, etc.  As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, including any under any Environmental Law, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to cause a Material Adverse Effect or which purports to affect the legality, validity or enforceability of, and the rights and remedies of the Administrative Agent and the Lenders under, this Agreement or any other Loan Document.

SECTION 6.8                                             Subsidiaries.  Schedule 6.8 sets forth the name, the identity or corporate structure and the ownership interest of each direct or indirect Subsidiary as of the Effective Date.  As of the Effective Date, the Borrower does not have any Subsidiaries other than the Subsidiaries identified in Schedule 6.8.

SECTION 6.9                                             Taxes.  The Borrower and each of its Subsidiaries which is a member of the Borrower’s consolidated U.S. federal income tax group has filed all federal tax returns and reports and all material state tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except (i) any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books except such returns and (ii) taxes or charges for jurisdictions other than the United States with respect to which the failure to file and pay such taxes or charges would not reasonably be expected to cause a Material Adverse Effect.

SECTION 6.10                                      Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA, in either case which would reasonably be expected to cause a Material Adverse Effect.  No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any ERISA Affiliate of any liability, fine or penalty which would reasonably be expected to cause a Material Adverse Effect.  As of the Effective Date, neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA. Neither the Borrower nor any ERISA Affiliate contributes to or has or had any obligation to contribute to any Multiemployer Plan.

SECTION 6.11                                      Environmental Warranties and Compliance.  The liabilities and costs of the Borrower and its Subsidiaries under, or related to compliance with, applicable Environmental Laws (as in effect on the date on which this representation is made or deemed made) would not reasonably be expected to cause a Material Adverse Effect.

SECTION 6.12                                      Regulation U.  None of the Borrower and its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for any purpose which would cause the Loans to be a “purpose credit” within the meaning of Regulation U.

SECTION 6.13                                      Accuracy of Information.  No certificate, statement or other information delivered herewith or hereto by or on behalf of the Borrower in writing to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a fact or omits to state any fact known to the Borrower or its Subsidiaries necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, except to the extent that any untrue statement or omission would not reasonably be expected to cause a Material Adverse Effect; provided that, with respect to projected information, the Borrower only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 6.14                                      Use of Proceeds.  The proceeds of each Borrowing shall be used for the general corporate purposes of the Borrower and its Subsidiaries, including corporate and asset acquisitions and repurchases of, and distributions in respect of, capital stock of the Borrower.

SECTION 6.15                                      Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions.  The Borrower and each of its Subsidiaries is in compliance with all applicable Anti-Corruption Laws and Sanctions.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors or officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary (in each case, acting in their capacity as such), is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Neither the making of the Loans nor the use of proceeds thereof will violate the USA Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.  The Borrower and its Subsidiaries are in compliance in all material respects with the USA Patriot Act.

SECTION 6.16                                      EEA Financial Institutions.  The Borrower is not an EEA Financial Institution.

SECTION 6.17                                      Beneficial Ownership. As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

ARTICLE VII
COVENANTS

SECTION 7.1                                             Affirmative Covenants.  The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1                                   Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a)                                 as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower as having been prepared in accordance with GAAP;

(b)                                 as soon as available and in any event within 75 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) as having been prepared in accordance with GAAP by independent public accountants of recognized national standing;

(c)                                  as soon as available and in any event at the time of each delivery of financial reports under subsections (a) and (b) of this Section 7.1.1, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.3;

(d)                                 promptly, and in any event within three Business Days after an Authorized Officer of the Borrower or any of its Subsidiaries becomes aware of the existence of the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(e)                                  promptly, and in any event within three Business Days after an Authorized Officer of the Borrower or any of its Subsidiaries becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 which would reasonably be expected to cause a Material Adverse Effect, or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in Section 6.7 which would reasonably be expected to cause a Material Adverse Effect, notice thereof and copies of all documentation relating thereto requested by the Administrative Agent or any Lender;

(f)                                   promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

(g)                                  immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower of any liability, fine or penalty, or any increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit other than liability for continuation coverage described in Part 6 of Subtitle B of Subtitle I of ERISA, which in each case would reasonably be expected to cause a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(h)                                 any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and

(i)                                     such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

To the extent any documents which are required to be delivered pursuant to Section 7.1.1 are included in materials otherwise filed with the SEC, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the following website address: www.cimarex.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide portable document format (.pdf) or other electronic communication copies of the compliance certificates required by Section 7.1.1 to the Administrative Agent.  Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 7.1.2                                   Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply with all Laws, such compliance to include, without limitation: (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, (b) the payment, before the same become delinquent, of all Taxes imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) all Environmental Laws; except; in each case, where the failure to so comply would not reasonably be expected to cause a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the USA Patriot Act.

SECTION 7.1.3            Maintenance of Properties.  The Borrower will, and will cause each of its Material Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or unless failure to so preserve, maintain, protect or keep its properties would not reasonably be expected to cause a Material Adverse Effect.

SECTION 7.1.4            Insurance.  The Borrower will, and will cause each of its Material Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar locations, subject to self insurance and deductibles as the Borrower deems appropriate and subject in any event to such insurance being available on commercially reasonably terms.

SECTION 7.1.5            Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions and permit the Administrative Agent or its representatives, at reasonable times and intervals and upon reasonable prior notice to the Borrower, to visit all of its offices, to discuss its financial matters with its officers and employees and to examine any of its books or other corporate records; provided, however, that prior notice to the Borrower shall not be required if an Event of Default has occurred or is continuing.

SECTION 7.1.6            Conduct of Business.  The Borrower will, and will cause each Material Subsidiary to, cause all material properties and businesses to be regularly conducted, operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local Laws, rules and regulations, except for any failure to so operate, maintain and develop that would not reasonably be expected to cause a Material Adverse Effect.

SECTION 7.2               Negative Covenants.  The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1            Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity if, as a result thereof, the Borrower and its Subsidiaries taken as a whole would no longer be principally engaged in the business of oil, gas and energy exploration, development, production, processing and marketing and such activities as may be incidental or related thereto.

SECTION 7.2.2            Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)           Liens securing payment of the Obligations granted pursuant to any Loan Document;

(b)           Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)           Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)           Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders or bids, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)           judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to applicable self insurance and deductibles) by insurance maintained with responsible insurance companies;

(f)            Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

(g)           Liens required by any contract or statute in order to permit the Borrower or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

(h)           Liens which exist prior to the time of acquisition upon any assets acquired by the Borrower or any Subsidiary (including Liens on assets of any Person at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Borrower or a Subsidiary); provided that (i) the Lien shall attach solely to the assets so acquired (or of the Person so acquired, merged or consolidated), and (ii) in the case of Liens securing Indebtedness, the aggregate principal amount of all Indebtedness of Subsidiaries secured by such Liens shall be permitted by the limitations set forth in Section 7.2.4;

(i)            Liens securing Indebtedness owing by any Subsidiary to another Subsidiary or to the Borrower;

(j)            Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

(k)           Liens set forth on Schedule 7.2.2 which are existing on the Effective Date;

(l)            Liens on debt of or equity interests in a Person that is not a Subsidiary;

(m)          Liens on cash and cash equivalents to secure payment or performance under futures, forwards or Hedging Obligations, and other obligations of a like nature, in each case in the ordinary course of business;

(n)           Liens securing Indebtedness of the Borrower or its Subsidiaries incurred to finance the acquisition, construction, or improvement, or capital lease of assets (including equipment); provided that such Indebtedness when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, construction or improvement of the asset(s) financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses;

(o)           any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses of this Section or of any Indebtedness secured thereby; provided that in the case of Liens securing Indebtedness, the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property or revenue subject of the Lien extended, renewed or replaced (plus improvements on such property);

(p)           Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board or any other Governmental Authority performing a substantially equivalent role; and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution; and

(q)           Liens upon assets of the Borrower and its Subsidiaries created after the date hereof not otherwise permitted by this Section 7.2.2, provided that (i) the aggregate Indebtedness secured thereby and incurred on or after the date hereof shall not exceed fifteen percent (15%) of Consolidated Net Tangible Assets in the aggregate at any one time outstanding and (ii) that such Liens do not encumber or attach to any equity interest in a Subsidiary.

SECTION 7.2.3            Financial Covenant - Total Debt to Capitalization.  The Borrower will not permit the Total Debt to Capitalization Ratio, expressed as a percentage, to exceed 65% at any time.

SECTION 7.2.4            Subsidiary Indebtedness.  The Borrower will not permit any of its Subsidiaries to contract, create, incur or assume any Indebtedness for borrowed money, other than:

(a)           Indebtedness owing by a Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower;

(b)           purchase money Indebtedness to finance the acquisition, construction, or improvement, or capital lease of assets (including equipment); provided that such Indebtedness when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, construction or improvement of the asset(s) financed and all fees, costs and expenses relating thereto;

(c)           Indebtedness of a Subsidiary which Indebtedness exists prior to the time of acquisition of such Subsidiary (including Indebtedness at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Borrower or a Subsidiary) as long as such Indebtedness was not created in anticipation thereof;

(d)           Indebtedness (i) under unsecured overdraft lines of credit or for working capital purposes in foreign countries with financial institutions and (ii) arising from the honoring by a bank or other person of a check, draft or similar instrument inadvertently drawing against insufficient funds;

(e)           extensions, refinancing, renewals or replacements (or successive extensions, refinancing, renewals, or replacements), in whole or in part, of the Indebtedness permitted above which, in the case of any such extension, refinancing, renewal or replacement, does not increase the amount of the Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement;

(f)            during the period commencing on the consummation of the “Merger” (as defined in the Merger Agreement) and ending on the date that is ninety (90) days thereafter, Indebtedness under the 8.50% Senior Notes; and

(g)           any other Indebtedness not otherwise permitted by this Section 7.2.4 in a principal amount not to exceed fifteen percent (15%) of Consolidated Net Tangible Assets in the aggregate at any one time outstanding.

SECTION 7.2.5            Consolidation, Merger, etc.

(a)           The Borrower will not liquidate or dissolve, nor consummate a Division as the Dividing Person nor consolidate with, or merge into or with, any other Person except (i) any Subsidiary and (ii) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, any other Person, in either case so long as the Borrower is the surviving entity.

(b)           The Borrower will not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) and 14(d) under the Securities Exchange Act of 1934).

(c)           The Borrower will not change its jurisdiction of organization to a jurisdiction outside the United States of America.

SECTION 7.2.6            Restrictive Agreements.  The Borrower will not and will not permit any of its Material Subsidiaries to enter into any agreement prohibiting the ability of any Material Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to the Borrower, other than agreements or arrangements in respect of Indebtedness of a Person which exist at the time such Person is merged or amalgamated with a Subsidiary or existing at the time such Person becomes a Subsidiary, so long as such Indebtedness was not created in anticipation thereof, and in respect of Indebtedness secured by a Lien encumbering any assets acquired by a Subsidiary, so long as such Indebtedness was not created in anticipation thereof, and extensions, refinancings, renewals or replacements that would be permitted under Section 7.2.4.

SECTION 7.2.7            Anti-Corruption Laws and Sanctions.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person known by the Borrower or such Subsidiary, director, officer employee or agent to be a Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

SECTION 7.2.8            Multiemployer Plans.  The Borrower will not, and will not permit any of its Subsidiaries or ERISA Affiliates to, at any time, without the approval of the Administrative Agent (which shall not be unreasonably withheld but may be conditioned on an amendment to this Agreement that provides for additional representations, warranties, covenants and events of default pertaining to the applicable matter as reasonably requested by the Administrative Agent), contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to any Multiemployer Plan.

ARTICLE VIII
EVENTS OF DEFAULT

SECTION 8.1               Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1            Non-Payment of Obligations.  The Borrower shall default in the payment or prepayment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, of any fee hereunder or of any other Obligation.

SECTION 8.1.2            Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any certificates delivered pursuant to Article V is or shall be incorrect in any material respect when made or deemed made, in a manner that would have a Material Adverse Effect.

SECTION 8.1.3            Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1(d), 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6 or 7.2.7; provided that the imposition of any non-consensual Lien that is not permitted to exist pursuant to Section 7.2.2 shall not be deemed to constitute an Event of Default hereunder until thirty (30) days after the date of such imposition.

SECTION 8.1.4            Non-Performance of Other Covenants and Obligations.  The Borrower shall default in the due performance and observance of any other provision contained herein (not constituting an Event of Default under the preceding provisions of this Section 8.1) or any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent.

SECTION 8.1.5            Default on Other Indebtedness.  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Material Subsidiaries, or of any reimbursement obligation in respect of letters of credit for which the Borrower or any of its Material Subsidiaries is an account party, in any case having a principal amount, individually or in the aggregate, in excess of $50,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness or reimbursement obligation if the effect of such default is to accelerate the maturity of any such Indebtedness or reimbursement obligation or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness or reimbursement obligation, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6            Judgments.  Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries if such excess is not fully covered (except to the extent of any self insurance and deductibles permitted under Section 7.1.4) by valid and collectible insurance in respect thereof, the payment of which is not being disputed or contested by the insurer or the insurers, and either (i) proper or valid enforcement or levying proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days.

SECTION 8.1.7            Pension Plans.  Any of the following events shall occur with respect to any Pension Plan (a) the institution of any steps by the Borrower, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan in excess of $50,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA to the extent such action would reasonably be expected to cause a Material Adverse Effect.

SECTION 8.1.8            Change in Control.  Any Change in Control shall occur.

SECTION 8.1.9            Bankruptcy, Insolvency, etc.  The Borrower or any Material Subsidiary shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or Material Subsidiaries or any substantial portion of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Material Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Borrower and each Material Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Material Subsidiary, and, if any such case or proceeding is not commenced by the Borrower or such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Material Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Borrower and each Material Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2               Action if Bankruptcy.  If any Event of Default described in Section 8.1.9 shall occur with respect to the Borrower or any Material Subsidiary, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Borrowings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3               Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 8.1.9 with respect to the Borrower or any Material Subsidiary) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Borrowings and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and/or the Commitments shall terminate.

ARTICLE IX
THE AGENTS

SECTION 9.1               Actions.  Each Lender and each Issuing Bank hereby appoints (i) JPMorgan Chase Bank, N.A., as the Administrative Agent under this Agreement and each other Loan Document, (ii) Wells Fargo Bank, N.A., as Syndication Agent under this Agreement and each other Loan Document, and (iii) BMO Harris Bank N.A., Compass Bank, MUFG Union Bank, N.A., PNC Bank, National Association, The Bank of Nova Scotia, Houston Branch and U.S. Bank National Association, as Documentation Agents under this Agreement and each other Loan Document.  Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Each Lender acknowledges that neither the Syndication Agent nor any of the Documentation Agents have any duties or obligations under this Agreement or any other Loan Document in connection with their capacity as either a Syndication Agent or Documentation Agent, respectively.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agents, pro rata according to such Lender’s Percentage, WHETHER OR NOT RELATED TO ANY SINGULAR, JOINT OR CONCURRENT NEGLIGENCE OF THE AGENTS, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys’ fees, and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent’s gross negligence or willful misconduct.  None of the Agents shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of any Agent shall be or become inadequate, in such Agent’s determination, as the case may be, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any instructed action and may refrain from acting until such clarification or direction has been provided. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent selected and monitored by the Administrative Agent with reasonable care.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents shall have any duties or responsibilities, except as expressly set forth herein, nor shall any of the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents.

SECTION 9.2               Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Central time, on the day prior to a Borrowing (except with respect to a Borrowing comprised of Base Rate Loans, in which case notice shall be given no later than 12:00 noon, Central time, on the date of the proposed Borrowing) that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

SECTION 9.3               Exculpation.  None of the Agents and their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.  Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action.  Each of the Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4               Successor.  Any of the Agents may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders.  If the Administrative Agent at any time shall resign, the Required Lenders may, with the consent of the Borrower, appoint another Lender as the successor Administrative Agent which shall thereupon become the Administrative Agent hereunder; provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be one of the Lenders and a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, in each case having an office or place of business in the State of

New York and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After a retiring Administrative Agent’s resignation hereunder as an Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and Section 10.4 (and, with respect to the Administrative Agent, Section 10.3) shall continue to inure to its benefit.

SECTION 9.5               Loans by the Agents.  Each of the Agents shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates and may exercise the same as if it were not an Agent.  Each of the Agents and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder.

SECTION 9.6               Credit Decisions.  Each Lender and Issuing Bank acknowledges that it has made its own credit decision to extend its Commitments hereunder (i) independently of each of the Agents, each other Lender and each other Issuing Bank, and (ii) based on such Lender’s or Issuing Bank’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate.  Each Lender and Issuing Bank also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document (i) independently of each of the Agents, each other Lender and each other Issuing Bank, and (ii) based on such other documents, information and investigations as it shall deem appropriate at any time.

SECTION 9.7               Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower).  The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 9.8               Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X
MISCELLANEOUS PROVISIONS

SECTION 10.1             Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the

Required Lenders; provided, however, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by each Lender shall be effective unless consented to by each Lender; (b) modify the first sentence of Section 4.8, modify Section 4.9 or this Section 10.1, change the definition of “Required Lenders”, reduce any fees described in Article III or elsewhere in any other Loan Document, or, except in the manner set forth in Section 2.10, extend the Maturity Date, shall be made without the consent of each Lender adversely affected thereby; (c) except in the manner set forth in Section 2.10, extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or LC Disbursement (or reduce the principal amount of or rate of interest on any Loan or LC Disbursement) shall be made without the consent of the Lender which made such Loan or is otherwise adversely affected thereby; (d) affect adversely the interests, rights or obligations of any Agent as an Agent shall be made without the consent of such Agent or (e) amend Section 2.11(c) to permit any Letter of Credit to expire after the Maturity Date without the consent of the applicable Issuing Bank; provided, further, that no such amendment, modification or waiver which would either increase any Commitment, the Total Commitment or the Percentage of any Lender, or modify the rights, duties or obligations of any Agent or Issuing Bank, shall be effective without the consent of such Lender, such Agent or such Issuing Bank, as applicable.  No failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Administrative Agent, any Lender or any Issuing Bank under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2             Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or portable document format (.pdf), as follows:

(i)            if to the Borrower, to:

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, Colorado 80203-4553

Attention:              Sherri Nitta

Telephone No.: (303) 285-4915

Facsimile No.:      (303) 285-0229

email: snitta@cimarex.com

(ii)           if to the Administrative Agent, to:

JPMorgan Chase Bank

10 South Dearborn St.

Floor L2

Chicago, IL 60603

Attention: Jonathan Ramirez

Telephone No.: (312) 732-4915

Email: Jpm.agency.servicing.cri@jpmchase.com

(iii)          if to the Syndication Agent, any Documentation Agent, any Issuing Bank or any other Lender, to it at its address (or facsimile number or email) provided to the Administrative Agent and the Borrower or as set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders or any Issuing Bank hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Bank.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address, facsimile number or email for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.3             Payment of Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent, the Syndication Agent and the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modification to this Agreement or any other Loan Document, (ii) any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) the Administrative Agent, any Issuing Bank and the Lenders in connection with the enforcement by the Lenders, any Issuing Bank or the Administrative Agent of, or the protection of rights under, this Agreement and each other Loan Document.  The Administrative Agent, the other Agents, the Arrangers, each Issuing Bank and each Lender agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Administrative Agent, the other Agents, the Arrangers, any Issuing Bank or any Lender, to use one law firm in each jurisdiction in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower.  Each Lender agrees to reimburse the Administrative Agent and each Issuing Bank on demand for such Lender’s pro rata share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower.  In addition, the Borrower agrees to pay, and to save the Administrative Agent, the other Agents, the Arrangers, any Issuing Bank and the Lenders harmless from all liability for, any stamp or other taxes (other than Excluded Taxes) which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

SECTION 10.4             Indemnification; Waiver of Consequential Damages.  In consideration of the execution and delivery of this Agreement by each Lender and Issuing Bank and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Arrangers, each Issuing Bank and each Lender and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”), WHETHER OR NOT RELATED TO ANY NEGLIGENCE OF THE INDEMNIFIED PARTIES, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), whether brought by a third party or by the Borrower, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit; the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Arranger, such Issuing Bank or such Lender is party thereto; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment arising out of the ownership or operation of property by the Borrower or any of its Subsidiaries or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or Releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (y) result from a claim brought by the Borrower or any Subsidiary against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  To the extent permitted by applicable law no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause 10.4(i) shall relieve the Borrower of any obligation it may have to indemnify the Indemnified Parties against special, indirect, consequential or punitive damages asserted against such Indemnified Parties by a third party.  This Section 10.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFIED PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT, OR THE USE OF THE PROCEEDS THEREOF.  NO INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; PROVIDED SUCH INDEMNIFIED PARTY HAS TAKEN AND MAINTAINS COMMERCIALLY REASONABLE EFFORTS AND CONTROLS TO SAFEGUARD THE USE AND ACCESS OF SUCH MATERIAL AND INFORMATION.

SECTION 10.5             Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.

SECTION 10.6             Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7             Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8             Governing Law.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.9             Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including any Affiliate of an Issuing Bank that issues any Letter of Credit); provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.10.

SECTION 10.10          Sale and Transfer of Loans and Commitments; Participations in Loans and Commitments.  Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

SECTION 10.10.1       Assignments.  Any Lender at any time may assign and delegate:

(a)           with notice to (but without the consent of) the Administrative Agent, any Issuing Banks and the Borrower, to any of its Affiliates or to any other Lender, Lender Affiliate or Approved Fund (other than (i) any Lender that is, at such time, a Defaulting Lender, (ii) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), and (iii) for the avoidance of doubt, the Borrower or any Affiliate of the Borrower; any such permitted assignee and delegate, a “Section 10.10.1(a) Assignee”); and

(b)           with the written consent (which consent shall not be unreasonably delayed or withheld) of the Administrative Agent, each Issuing Bank and, if no Event of Default has occurred and is continuing, the Borrower  (such consent of the Borrower being deemed given if the Borrower does not respond within five (5) Business Days of the Borrower’s receipt of written notice of such assignment), to one or more commercial banks or other financial institutions other than a Section 10.10.1(a) Assignee (each Section 10.10.1(a) Assignee and each Person described in this clause (b) as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Commitments pursuant to a Lender Assignment Agreement executed by such Assignee Lender and such assigning Lender (and, in the case of an Assignee Lender described in clause (b) of this Section, the Borrower (if applicable), the Administrative Agent and each Issuing Bank); provided that (i) such assignment and delegation shall be in a minimum aggregate amount of $5,000,000 (or in a minimum amount of $1,000,000 in the case of an assignment to an Approved Fund with respect to which such Approved Fund plus the Lender or an Affiliate of such Lender who administers or manages such Approved Fund plus other Approved Funds administered or managed by the such Lender or an Affiliate of such Lender will then hold an amount of $5,000,000 or more), (ii) any such Assignee Lender will comply, if applicable, with the provisions of Section 4.6.5, and (iii) the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender, (B) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, (C) such Assignee Lender shall have delivered to the Administrative Agent an Administrative Questionnaire, and (D) the processing fees described below shall have been paid.  For the purposes of this Section 10.10.1, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Accrued interest on that part of the predecessor Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment Agreement.  Accrued interest on that part of the predecessor Loans and Commitments shall be paid to the assignor Lender.  Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500.  Any attempted assignment and delegation not made in accordance with this Section 10.10.1 shall be null and void.

The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 10.10.2       Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, Commitments or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.10 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and (e) the

Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.  The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 10.4 and 10.18, shall be considered a Lender; provided that this sentence shall not obligate the Borrower to pay more under such Sections than it would be obligated to pay had no such participation been granted. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.10 with respect to any Participant.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 10.10.3       Pledge by Lender.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.11          Other Transactions.  Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12          Confidentiality.  Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, in each case to the extent appropriate in connection with the performance of their duties to the applicable Agent, Issuing Bank or Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)  any actual or prospective counterparty (or its advisors) to any swap or derivative transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  For the purposes of this Section, “Information” means all information received from the Borrower or any of its Affiliates relating to the Borrower and its Subsidiaries or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13          Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT FOR SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN

BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.14          Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 10.15          NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES

SECTION 10.16          No Adverse Interpretation of Other Agreements.  This Agreement may not be used to interpret another indenture, loan, security or debt agreement of the Borrower or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Agreement.

SECTION 10.17          No Fiduciary Duty, etc.  (a) Each of the Administrative Agent, the Syndication Agent, the Documentation Agents, each Lender and their Affiliates (collectively, solely for purposes of this Section 10.17, the “Lenders”), may have economic interests that conflict with those of the Borrower.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other similar duty between the Lenders and the Borrower, its stockholders or its Affiliates.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents, (iv) no Lender has advised the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction and (v) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

(b)           The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships; provided that  nothing in this Section 10.17(b) shall limit the obligations of any Credit Party under Section 10.12 and no Credit Party will use (and each Credit Party will procure that none of its Affiliates will use) confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party (or Affiliate thereof) of services for customers, and no Credit Party will (and each Credit Party will procure that none of its Affiliates will) furnish any such information to customers.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)           In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use (and each Credit Party will procure that none of its Affiliates will use) confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party (or Affiliate) of services for other companies, and no Credit Party (or Affiliate) will furnish any such information to other companies.  The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 10.18          Setoff.  If (a) an Event of Default shall have occurred and be continuing and (b) the principal of the Loans has been accelerated, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that any Lender exercising any right of set off shall provide promptly to the Borrower a statement describing in reasonable detail the source and amount of any deposits or other obligations owing by such Lender and the Obligations owing to such Lender as to which it exercised such right of setoff; and provided, further, that  in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.19          USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

SECTION 10.20          Acknowledgement and Consent to Bail-In of EEA Financial Institutions  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (and each Issuing Bank on behalf of any of its Affiliates that issues a Letter of Credit as contemplated in the definition of Issuing Bank) acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.21          Amendment and Restatement; No Novation.  (a)  This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Effective Date.  The execution and delivery of this Agreement shall not constitute a novation of any Indebtedness or other Obligations owing to the Lenders, the Issuing Banks, or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Effective Date, the credit facility described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in its entirety by the facility described herein, all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement shall be deemed to be Loans and Obligations outstanding under the corresponding facility described herein, without any further action by any Person.

(b)           In connection with the foregoing, by signing this Agreement, the Borrower hereby confirms that notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, except to the extent the Existing Credit Agreement is amended and modified hereby, each Loan Document to which the Borrower is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CIMAREX ENERGY CO., as the Borrower

By:	/s/ G. Mark Burford
Name:	G. Mark Burford
Title:	Vice President and Chief Financial Officer

Signature Page

Cimarex Energy Co. Credit Agreement

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Administrative Agent and as an Issuing Bank

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page

Cimarex Energy Co. Credit Agreement

WELLS FARGO BANK, N.A., individually as a Lender, as the Syndication Agent and as an Issuing Bank

By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Director

Signature Page

Cimarex Energy Co. Credit Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Melissa Guzmann
Name:	Melissa Guzmann
Title:	Director

Signature Page

Cimarex Energy Co. Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Gabriela Azcarate
Name:	Gabriela Azcarate
Title:	Senior Vice President

Signature Page

Cimarex Energy Co. Credit Agreement

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Anastasiya Bykov
Name:	Anastasiya Bykov
Title:	Vice President

Signature Page

Cimarex Energy Co. Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Denise S. Davis
Name:	Denise S. Davis
Title:	Vice President

Signature Page

Cimarex Energy Co. Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Donovan Crandall
Name:	Donovan Crandall
Title:	Managing Director

Signature Page

Cimarex Energy Co. Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nicholas T. Hanford
Name:	Nicholas T. Hanford
Title:	Vice President

Signature Page

Cimarex Energy Co. Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

Signature Page

Cimarex Energy Co. Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
Name:	Scott W. Danvers
Title:	Authorized Signatory

Signature Page

Cimarex Energy Co. Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

Signature Page

Cimarex Energy Co. Credit Agreement

BOK FINANCIAL, as a Lender

By:	/s/ Sonja Borodko
Name:	Sonja Borodko
Title:	Senior Vice President

Signature Page

Cimarex Energy Co. Credit Agreement

SCHEDULE I

SCHEDULE OF COMMITMENTS

NAME OF LENDER	COMMITMENTS
JPMorgan Chase Bank, N.A.	$122,500,000.00
Wells Fargo Bank, N.A.	$122,500,000.00
BMO Harris Bank N.A.	$110,000,000.00
Compass Bank	$110,000,000.00
MUFG Union Bank, N.A.	$110,000,000.00
PNC Bank, National Association	$110,000,000.00
The Bank of Nova Scotia, Houston Branch	$110,000,000.00
U.S. Bank National Association	$110,000,000.00
Branch Banking and Trust Company	$95,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$95,000,000.00
ING Capital LLC	$95,000,000.00
BOK Financial	$60,000,000.00
TOTAL	$1,250,000,000.00

1

SCHEDULE II

SCHEDULE OF LC COMMITMENTS

NAME OF ISSUING BANK	LC COMMITMENTS
JPMorgan Chase Bank, N.A.	$5,000,000.00
Wells Fargo Bank, N.A.	$5,000,000.00
TOTAL	$10,000,000.00

1

SCHEDULE III

ISSUED LETTERS OF CREDIT

None.

1

SCHEDULE 6.8

SUBSIDIARIES

Name	Type of Entity	% Owned Directly or Indirectly*	Jurisdiction of Organization

Key Production Company, Inc.	Corp	100%	Delaware

Cimarex Energy Co. of Colorado (fka Gruy Petroleum Management, Co.)	Corp	100%	Texas

Magnum Hunter Production, Inc.	Corp	100%	Texas

Conmag Energy Corporation	Corp	100%	Texas

Cimarex Gas Gathering, Inc. (fka Hunter Gas Gathering, Inc.)	Corp	100%	Texas

Prize Energy Resources, Inc. (fka Prize Energy Resources, L.P.)	Corp	100%	Delaware

Hunter Resources, Inc.	Corp	100%	Pennsylvania

Oklahoma Gas Processing, Inc.	Corp	100%	Delaware

Inesco Corporation	Corp	100%	Texas

Bruin Exploration, LLC	LLC	100%	Kentucky

Blue Devil Exploration, LLC	LLC	100%	Oklahoma

Blue Steel Operating, LLC	LLC	100%	Louisiana

CR Sub 1, Inc.	Corp	100%	Delaware

CR Sub 2, LLC	LLC	100%	Delaware

*Subsidiaries owned directly by Cimarex Energy Co. are in bold type

1

Schedule 7.2.2

EXISTING LIENS

Security interest granted by Cimarex Energy Co. in favor of Key Equipment Finance Inc. (as assignee of EMC Corporation) on certain equipment as described in UCC Financing Statement 2015 399740 filed with the Delaware Department of State.

1

EXHIBIT 2.5

BORROWING REQUEST

JPMorgan Chase Bank

10 South Dearborn St.

Floor L2

Chicago, IL 60603

Attention: Jonathan Ramirez

Telephone No.: (312) 732-4915

Email: Jpm.agency.servicing.cri@jpmchase.com

CIMAREX ENERGY CO.

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.5 of the Amended and Restated Credit Agreement, dated as of February 5, 2019 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Cimarex Energy Co., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), the various other agents party thereto, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

1.                                      This Borrowing Request is made pursuant to the terms of Section 2.5 of the Credit Agreement.

2.                                      Please be advised that the Borrower is requesting Loans in the amount of $            to be funded on            , 20    at the interest rate option set forth in paragraph 3 below.

3.                                      The interest rate Type applicable to the requested Loans shall be:

a.                                                       the Base Rate

b.                                                       the Eurodollar Rate for an Interest Period of:

         one month

         two months

         three months

         six months

         twelve months

1

4.                                      The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

5.                                      Unless notification to the contrary is received by the Administrative Agent prior to the date on which funds are to be advanced, as of the date on which funds are to be advanced, no Default or Event of Default will have occurred and be continuing or will be caused by this Notice of Borrowing.

6.                                      Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred	Person to be Paid	Name, Address, etc. of Transferee Lender

Name               Account No.

$

Attention:

$

Attention:

Balance of such proceeds                                  Borrower

Attention:

2

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this     day of          , 20  .

CIMAREX ENERGY CO.

By
Name:
Title:

3

EXHIBIT 2.6

CONTINUATION/CONVERSION NOTICE

JPMorgan Chase Bank

10 South Dearborn St.

Floor L2

Chicago, IL 60603

Attention: Jonathan Ramirez

Telephone No.: (312) 732-4915

Email: Jpm.agency.servicing.cri@jpmchase.com

CIMAREX ENERGY CO.

Gentlemen and Ladies:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.6 of the Amended and Restated Credit Agreement, dated as of February 5, 2019 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Cimarex Energy Co., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), the other agents party thereto, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on           , 20  ,

(1)                                 $         of the presently outstanding principal amount of the Loans originally made on         , 20   [and $          of the presently outstanding principal amount of the Loans originally made on         , 20  ,

(2)                                 and all presently being maintained as [Base Rate Loans] [Eurodollar Loans],

(3)                                 be [converted into] [continued as],

(4)                                 [Eurodollar Loans having an Interest Period of          months] [Base Rate Loans].

[The Borrower hereby:

(a)                                 certifies and warrants that no Default or Event of Default has occurred and is continuing; and

(b)                                 agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

1

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.](1)

The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this    day of         , 20  .

CIMAREX ENERGY CO.

By
Name:
Title:

(1)  Delete if Eurodollar Loans are being converted into Base Rate Loans.

2

EXHIBIT 2.8
[FORM OF]

NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, CIMAREX ENERGY CO., a Delaware corporation (the “Borrower”), promises to pay to                                (the “Lender”) on the Maturity Date the principal sum of                                   AND    /100 DOLLARS ($          ) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof, provided, however, that the failure to make such notations shall not limit or otherwise affect the obligations of the Borrower under this Note or the Credit Agreement (as herein defined)), made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of February 5, 2019 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among Borrower, the Lenders party thereto (including the Lender), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), and the other agents party thereto.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

This Note (the “Note”) evidences Indebtedness incurred under the Credit Agreement to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

CIMAREX ENERGY CO.

By
Name:
Title:

1

LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Interest Period (if Applicable)	Amount of Principal Repaid	Unpaid Principal Balance	Total	Notation Made By

2

EXHIBIT 2.9

NOTICE OF COMMITMENT INCREASE

JPMorgan Chase Bank

10 South Dearborn St.

Floor L2

Chicago, IL 60603

Attention: Jonathan Ramirez

Telephone No.: (312) 732-4915

Email: Jpm.agency.servicing.cri@jpmchase.com

CIMAREX ENERGY CO.

Gentlemen and Ladies:

This Notice of Commitment Increase is delivered to you pursuant to Section 2.9 of the Amended and Restated Credit Agreement, dated as of February 5, 2019 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Cimarex Energy Co., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), the other agents party thereto, and certain commercial lending institutions as are or may become Lenders thereunder.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

Please be advised that Borrower hereby requests an increase effective           , 20  (2) in the aggregate Commitments under the Credit Agreement from $             to $               .(3)

[CI Lender] has agreed [Language for existing Lender] [to increase effective           , 20   its Commitment under the Credit Agreement from $                to $             and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents] [Language for new Lender] [effective           , 20   (a) to become a Lender under the Credit Agreement with a Commitment of $            and (b) that it shall be deemed to be a party in all respects to the Credit Agreement and the other Loan Documents.]

The parties hereto have caused this Notice of Commitment Increase to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this   day of           , 20  .

(2)  Such date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase (unless an earlier date is otherwise agreed to by the Borrower, any applicable Lender or CI Lender, and the Administrative Agent).

(3)  After giving effect to the requested Commitment Increase, the total amount of the Commitment shall not exceed $1,500,000,000.

1

CIMAREX ENERGY CO.

By
Name:
Title:

ACKNOWLEDGED AND AGREED:

[Name of CI Lender]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as an Issuing Bank

By:
Name:
Title:

, as an Issuing Bank

By:
Name:
Title:

2

EXHIBIT 4-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 5, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIMAREX ENERGY CO., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (JPMCB in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), WELLS FARGO BANK, N.A. (“Wells Fargo”), as syndication agent (Wells Fargo in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), BMO HARRIS BANK N.A., COMPASS BANK, MUFG UNION BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and U.S. Bank NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Documentation Agent” and, collectively, the “Documentation Agents”), and certain commercial lending institutions as are or may become parties hereto (collectively, the “Lenders”).

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[  ]

1

EXHIBIT 4-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 5, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIMAREX ENERGY CO., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (JPMCB in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), WELLS FARGO BANK, N.A. (“Wells Fargo”), as syndication agent (Wells Fargo in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), BMO HARRIS BANK N.A., COMPASS BANK, MUFG UNION BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and U.S. Bank NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Documentation Agent” and, collectively, the “Documentation Agents”), and certain commercial lending institutions as are or may become parties hereto (collectively, the “Lenders”).

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[  ]

1

EXHIBIT 4-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 5, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIMAREX ENERGY CO., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (JPMCB in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), WELLS FARGO BANK, N.A. (“Wells Fargo”), as syndication agent (Wells Fargo in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), BMO HARRIS BANK N.A., COMPASS BANK, MUFG UNION BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and U.S. Bank NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Documentation Agent” and, collectively, the “Documentation Agents”), and certain commercial lending institutions as are or may become parties hereto (collectively, the “Lenders”).

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[  ]

1

EXHIBIT 4-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 5, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIMAREX ENERGY CO., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (JPMCB in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), WELLS FARGO BANK, N.A. (“Wells Fargo”), as syndication agent (Wells Fargo in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), BMO HARRIS BANK N.A., COMPASS BANK, MUFG UNION BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, HOUSTON BRANCH and U.S. Bank NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Documentation Agent” and, collectively, the “Documentation Agents”), and certain commercial lending institutions as are or may become parties hereto (collectively, the “Lenders”).

Pursuant to the provisions of Section 4.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[  ]

2

EXHIBIT 5.1.4(a)

FORM OF OPINION OF GENERAL COUNSEL

[Omitted—Upon the request of the Securities and Exchange Commission, the registrant will furnish supplementally a copy of any omitted exhibit.]

1

EXHIBIT 5.1.4(b)

FORM OF OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP

[Omitted—Upon the request of the Securities and Exchange Commission, the registrant will furnish supplementally a copy of any omitted exhibit.]

1

Exhibit 10.10

[Form of]

LENDER ASSIGNMENT AGREEMENT

Reference is made to that certain Amended and Restated Credit Agreement, dated as of February 5, 2019 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Cimarex Energy Co., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), the other agents party thereto, and certain commercial lending institutions as are or may become Lenders thereunder.  Terms defined in the Credit Agreement, receipt of which is acknowledged by the Assignee are used herein with the same meanings.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Lender Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions contained in Annex 1 hereto and the terms and conditions of Section 10.10 of the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and every other Loan Document to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document, or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b), collectively, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Lender Assignment Agreement, without representation or warranty by the Assignor.

THIS LENDER ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(1)	Legal Name of Assignor:

(2)	Legal Name of Assignee:
[and is a Lender/Lender Affiliate of [identify Lender]] (4)

(4)  Select as applicable.

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(3)	Assignee’s Address for Notices:

(4)	Borrower: Cimarex Energy Co., a Delaware corporation

(5)	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Principal Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$		%
$	$		%
$	$		%

2

Effective Date:               , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFORE.]

The terms set forth in this Lender Assignment Agreement are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Issuing Bank

By:
Name:
Title:

3

, as an Issuing Bank

By:
Name:
Title:

Consented to:

CIMAREX ENERGY CO.

By:
Name:
Title:

4

ANNEX I to Lender Assignment Agreement

STANDARD TERMS AND CONDITIONS FOR

LENDER ASSIGNMENT AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by such Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of Borrower or any of its Subsidiaries or Affiliates, or any other Person obligated with respect to the Credit Agreement or any other Loan Document or (iv) the performance or observance by Borrower or any of its Subsidiaries or Affiliates, or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements under the Credit Agreement with respect to the transactions contemplated hereby (subject to receipt of such consents as may be required under the Credit Agreement), (iii) subject to acceptance and recording hereof pursuant to Section 10.10 of the Credit Agreement, from and after the Effective Date, it shall be party to the Credit Agreement and to the other Loan Documents and be bound by the provisions of the Credit Agreement as a Lender thereunder and to the other Loan Documents and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.1.1(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

5

3.                                      General Provisions.  This Lender Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Lender Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Lender Assignment Agreement by facsimile or portable document format (.pdf) or other electronic communication shall be effective as delivery of a manually executed counterpart of this Lender Assignment Agreement.

6